UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2021

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA

(address of principal executive offices)

19462

(zip code)

(610) 630-6357
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Credit Agreement

On August 16, 2021, AdaptHealth LLC (“AdaptHealth”), a Delaware limited liability company and wholly owned indirect subsidiary of AdaptHealth Corp., entered into that certain Second Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of January 20, 2021 (as amended, restated, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AdaptHealth, the guarantors named therein, Regions Bank as administrative agent and collateral agent and the lenders party thereto. The Credit Agreement Amendment expressly permitted the issuance of the Notes (as defined below) and the prepayment of the outstanding principal amount under the promissory notes held by affiliates of Assured Investment Management LLC (f/k/a BlueMountain Capital Management, LLC) (the “Preferred Notes”) with the proceeds of the Notes. In addition, it increased the amount of unencumbered cash that may be used to reduce total indebtedness in the calculation of certain financial covenants for the fiscal quarters ending September 30, 2021 and December 31, 2021.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Notes Offering

On August 19, 2021, AdaptHealth completed its previously announced offering of $600,000,000 aggregate principal amount of its 5.125% Senior Notes due 2030 (the “Notes”). The Notes were issued under an indenture (the “Indenture”), dated August 19, 2021, among AdaptHealth, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

The gross proceeds from the issuance of the Notes were used to repay the Preferred Notes, to repay amounts outstanding under AdaptHealth’s revolving credit facility, to pay related fees and expenses, and the remainder will be used for general corporate purposes.

The Notes are unsecured senior obligations of AdaptHealth and rank equally in right of payment to all of its existing and future senior debt, including its existing $350,000,000 aggregate principal amount of 6.125% senior notes due 2028 and $500,000,000 aggregate principal amount of 4.625% senior notes due 2029, and senior in right of payment to all of its future subordinated debt. The Notes are effectively subordinated to any of AdaptHealth’s existing and future secured debt, including under the Credit Agreement, to the extent of the value of the assets securing such debt.

The Notes are guaranteed by each of AdaptHealth’s existing and future subsidiaries that is a borrower or that guarantees its obligations under the Credit Agreement or certain other indebtedness, and by AdaptHealth’s direct parent, AdaptHealth Intermediate Holdco LLC, which also guarantees its obligations under the Credit Agreement. The Notes will mature on March 1, 2030. Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on March 1, 2022.

The Notes will be redeemable, in whole or in part, at any time on or after March 1, 2025, and the redemption price for the Notes if redeemed during the 12 months beginning (i) March 1, 2025 is 102.563%, (ii) March 1, 2026 is 101.281% and (iii) March 1, 2027 and thereafter is 100.000%, in each case together with accrued and unpaid interest, if any, to, but excluding, the redemption date. AdaptHealth may also redeem some or all of the Notes before March 1, 2025 at a redemption price of 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, AdaptHealth may redeem up to 40% of the aggregate principal amount of the Notes before March 1, 2025 with the net cash proceeds from certain equity offerings at a price equal to 105.125% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to, but not including, the redemption date. Furthermore, AdaptHealth may be required to make an offer to purchase the Notes upon the sale of certain assets or upon specific kinds of changes of control.

The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes were sold to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

4.1	Indenture, dated as of August 19, 2021, by and among AdaptHealth LLC, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Second Amendment dated as of August 16, 2021, to the Credit Agreement, dated as of January 20, 2021, among AdaptHealth LLC, the guarantors named therein, Regions Bank as administrative agent and collateral agent and the lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer

Dated: August 20, 2021